Exhibit 99.1
NewAlliance and First Niagara Will Combine to Create a Top-25 U.S. Bank with
More Than $29 Billion in Assets, $18 Billion in Deposits and 340 Branches
Across Connecticut, Massachusetts, Pennsylvania and Upstate New York
— transaction combines the banks’ consistent and strong cultures and strategies —
— NewAlliance’s Connecticut headquarters to serve as First Niagara’s
New England Regional Market Center —
BUFFALO, N.Y. — August 19, 2010 — The boards of directors of First Niagara Financial Group, Inc. (NASDAQ: FNFG) and New Haven, Connecticut-based NewAlliance Bancshares, Inc. (NYSE: NAL) announced that the companies entered into a merger agreement, valued on a fixed exchange ratio of 1.10 shares of First Niagara stock for each NewAlliance share. Per yesterday’s close this represents $14.09 per NewAlliance share, or an approximate total transaction value of $1.5 billion, including transaction expenses.
The merger of NewAlliance into First Niagara will be a cash-and-stock transaction creating a top-25 U.S. bank, by assets. The combined bank will have more than $29 billion in assets, including more than $14 billion in loans, as well as $18 billion in deposits. NewAlliance’s competitive position, talented team and extensive branch network will serve as the foundation for the Buffalo-based bank’s growth in New England, as two of the best regional financial services brands in the country come together at a point when both companies are operating from positions of exceptional strength.
NewAlliance has $8.7 billion in assets, including $4.9 billion in loans, as well as $5.1 billion in deposits. Its 88 branches serve eight counties from Greenwich, Connecticut. to Springfield, Massachusetts. Currently, First Niagara serves communities across Upstate New York, Western Pennsylvania including Pittsburgh, and Eastern Pennsylvania from the Philadelphia suburbs to Allentown, Pennsylvania.
“First Niagara’s strategy for creating shareholder value is to deliver profitable growth by ‘playing offense’ and entering new markets that complement our geographic footprint with companies that enhance our strong business model,” said First Niagara President and Chief Executive Officer John R. Koelmel. “We and NewAlliance share many strategic and cultural strengths, and by joining forces with them and their talented leadership team, we add another attractive and well-positioned franchise with tremendous upside potential in a region with very strong demographics. In Connecticut and Massachusetts, we will be able to continue our record of increasing lending to consumers and businesses while making a positive impact in the communities we serve. NewAlliance and its outstanding leadership and employee team will be critical to the success of our long-term growth and expansion plans in New England. Additionally, we will be able to do even more for the community as a larger, stronger institution. This is another very positive step forward for both our Main Street and Wall Street constituents.”

The boards of directors of both companies have unanimously approved the transaction. Transaction closing is anticipated early in the second quarter of 2011, subject to approvals from regulators, First Niagara and NewAlliance shareholders, and other customary conditions. All 88 NewAlliance branches are expected to be converted and rebranded as First Niagara locations. Connecticut’s New Haven, Fairfield, Hartford, Middlesex, Tolland and Windham counties are currently home to 75 NewAlliance locations, and Massachusetts’ Hampden and Worcester counties have 13 branches. NewAlliance’s workforce currently totals about 1,200 employees.
“We are very proud that NewAlliance’s exceptional balance sheet, credit quality and overall franchise strength enabled us to put a deal together that allows our shareholders to participate in a tremendous long-term growth opportunity, while also providing them immediate value,” NewAlliance Chairman, President and CEO Peyton Patterson said. “Based on yesterday’s close, NewAlliance shareholders will realize a 24% premium and more than double the dividends earned. As importantly, our shareholders now own more than 30% of a combined regional banking powerhouse. Both NewAlliance and First Niagara have been recognized as national standouts when so many other banks are struggling. In combination, we will be creating a super-regional powerhouse and accelerating our potential in ways that we couldn’t individually. By joining with First Niagara, NewAlliance customers will continue to enjoy the benefits of being served by a community-focused institution that makes lending and other decisions at the local level, in addition to having the resources of a fast-growing, top-25 bank. We will be in a position to raise the bar on the level of support we provide to the communities we serve; and extend to our employees broader career opportunities and better tools and training. I want to personally extend my gratitude and congratulations to the people of NewAlliance for their role in building one of the best banks in the country; and for their commitment to carry that momentum forward as we join First Niagara. Together we can set a new standard for what it means to be a great community bank.”
NewAlliance’s 195 Church Street headquarters in New Haven is slated to become First Niagara’s New England Regional Market Center. As is the case with First Niagara’s six other market centers across Upstate New York and Pennsylvania, the bank’s regional lending, operational and philanthropic decision making will be made by local leaders based in New Haven.

Koelmel added, “We are thrilled to bring on such a seasoned leadership team, and we know they have what it takes to help us build out our New England Region. A top priority for Peyton and me is to map out specific roles for them in the newly combined organization.”
Additionally, three NewAlliance directors, to be named in the months ahead, will be joining the board of First Niagara at transaction closing, increasing the total number of directors from nine to 12.
The transaction does not affect NewAlliance’s existing pledges to community and philanthropic activities, and the current NewAlliance Foundation will continue to operate independently serving local communities. At transaction closing, First Niagara will contribute an additional $7.5 million to its foundation to support funding for not-for-profit, charitable organizations in the communities served by NewAlliance.
Under the terms of the definitive agreement signed by the companies, each NewAlliance stockholder will receive, for each NewAlliance share and at the holder’s election, either 1.10 shares of First Niagara stock, cash, or a combination thereof, subject to adjustment, election and allocation procedures spelled out in the agreement. The cash price will remain fixed while the value of the stock consideration will likely change prior to closing due to fluctuations in the price of FNFG stock. Therefore, at closing the cash and stock alternatives are likely to have different values. Per yesterday’s close the approximate blended value of the stock and cash consideration is $14.09 per share and represents a premium of approximately 24% based on NewAlliance’s closing price of $11.36, and a premium of about 19% over NewAlliance’s 52-week average closing price, on August 18, 2010.
First Niagara has successfully completed more than nine major whole-bank and branch-network acquisitions over the last 10 years. First Niagara is now positioned to engage in this merger having successfully completed and integrated its most recent transactions.
Combination of Strong and Well-Capitalized Banks
The transaction with NewAlliance has similar characteristics to most of the whole-bank deals undertaken by First Niagara throughout its history. It is designed to deliver profitable growth while maintaining superior credit quality and a well-capitalized balance sheet.

Selected data for the combined entity, on a pro-forma basis as of June 30, 2010, include:
•	More than $29 billion in assets

•	More than $14 billion in loans and $18 billion in deposits

•	More than 340 branches in New York, Pennsylvania, Connecticut and Massachusetts

•	Well above well-capitalized regulatory ratio minimums
The transaction is expected to be accretive to First Niagara’s diluted earnings per share excluding transaction expenses in 2011 and accretive by approximately 4% to 5% in 2012, the first full year of ownership.
Transaction Summary
Following are selected terms and metrics associated with the transaction:
•	Purchase price per share of $14.09

•	Aggregate consideration is 86% in stock and 14% in cash, subject to election and allocation procedures

•	Total transaction value of approximately $1.5 billion, including anticipated transaction expenses

•	Premium of approximately 24% based on the current market and NewAlliance’s closing price of $11.36, and a premium of about 19% over its 52-week average closing price, on August 18, 2010

•	Tangible book value premium of 163%

•	13.5% deposit premium
First Niagara was advised by the investment banking firm of Sandler O’Neill + Partners, L.P., as well as the law firm of Sullivan & Cromwell LLP. NewAlliance was advised by the investment banking firm of J.P. Morgan and the law firm of Hinckley, Allen & Snyder, LLP.
Investor Conference Call
Executives from First Niagara and NewAlliance will host a conference call with investors and the financial community at 10 a.m. Eastern Time today to discuss this transaction. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available for approximately two weeks by dialing 1-877-660-6853, account number 240, ID number 355609. An investor presentation on this transaction is also available at First Niagara’s website www.fnfg.com.

News Media Conference Call
Executives from First Niagara and NewAlliance will also host a media conference call at 11:30 a.m. Eastern Time today. Journalists may participate by dialing 1-877-407-4019.
About NewAlliance Bancshares
NewAlliance Bancshares is a New Haven, Connecticut headquartered regional banking and financial services company and the parent company of NewAlliance Bank, the third largest bank headquartered in Connecticut and fourth largest headquartered in New England. NewAlliance Bank has a network of 88 branches in Connecticut and western Massachusetts with assets of $8.7 billion. NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The bank’s website is at www.newalliancebank.com. Shareholders are encouraged to monitor the investor relations section of the company’s website.
About First Niagara Financial Group
First Niagara Financial Group, Inc., through its wholly owned subsidiary, First Niagara Bank, N.A., has $21 billion in assets, 255 branches and $14 billion in deposits. First Niagara Bank is a multi-state community-oriented bank with about 3,800 employees providing financial services to individuals, families and businesses. Upon completion of its pending merger with NewAlliance Bancorp, Inc. — subject to customary closing conditions including approvals from regulators and shareholders — First Niagara will have more than $29 billion in assets, $18 billion in deposits and 340 branches across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.fnfg.com.
Additional Information for Stockholders
In connection with the proposed merger, First Niagara Financial Group, Inc. will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of NewAlliance Bancshares, Inc. and a Prospectus of First Niagara, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about First Niagara and NewAlliance, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Niagara at www.fnfg.com under the tab “Investor Relations” and then under the heading “Documents” or from NewAlliance by accessing NewAlliance’s website at www.newalliancebank.com under the tab “Investors” and then under the heading “SEC Filings.”

First Niagara and NewAlliance and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NewAlliance in connection with the proposed merger. Information about the directors and executive officers of First Niagara is set forth in the proxy statement for First Niagara’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of NewAlliance is set forth in the proxy statement for NewAlliance’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 11, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
Forward-Looking Statements
Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.
Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

First Niagara Contacts

Michael W. Harrington	Chief Financial Officer (716) 625-7701 michael.harrington@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager (716) 819-5921 leslie.garrity@fnfg.com

NewAlliance Contacts

Glenn I. MacInnes	Executive Vice President and Chief Financial Officer (203) 789 2639
Paul McCraven	Senior Vice President, Community Development (203) 784-5001